UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 29, 2018

FullCircle Registry, Inc.
(Exact name of registrant as it appeared in its charter)

Nevada	333-51918	61-1363026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
	or incorporation)	Identification No.)

417 W. Peck St, Meridian, Idaho 83646
(Address of principal executive offices)

(208) 803-1509
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

A)Appointment of Officers:

The following Officer was appointed by the Board of Directors, to serve at the pleasure of the Board of Directors:

- Mark Overby, Director

Mark Overby currently holds the positions of Assistant General Manager & Projection Room Manager of Full Circle Entertainment, a subsidiary of FullCircle Registry, Inc.  Mark lives in Indianapolis, Indiana, near the Georgetown Theater facility.  He possesses firsthand knowledge of the theater and its operations.  He has a bachelor’s degree in business management from IUPUI.

B)It was resolved that FullCircle Entertainment, Inc., pay all Board Members 250,000 shares of stock per year beginning March 4, 2018, to March 4, 2019, and each year thereafter.

C)It was resolved that Leigh Friedman be paid the sum of Five Thousand ($5,000) Dollars per month beginning March 4, 2018, and continuing until further action of the Board.

D)It was resolved that Leigh Friedman receive Five Thousand ($5,000) Dollars per month back pay for his efforts during the last five (5) months up to March 4, 2018, and that he receive his compensation in a reasonable amount each month without causing any financial stress on Georgetown 14 Theaters and said compensation shall be paid within a one (1) year period from March 4, 2018, going forward.

E)It was resolved that the Company be allowed to borrow the sum of Seventy Five Thousand ($75,000) Dollars from James Felts and Anna Felts, his wife, payable with interest at the rate of 6.25% percent per annum, and that Leigh Friedman be and he is hereby authorized to execute the Promissory Note thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FullCircle Registry, Inc.

Date: 03-29-2017

By:  Leigh Friedman

Name: Leigh Friedman

Title: Chief Executive Officer